 Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:        February 22, 2016

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2015

Merit Gives 2016 Guidance

•	Q4 worldwide revenue of $138.4 million ($141.0 million constant currency), up 4.2% as reported, up 6.2% on a comparable, constant currency basis

•	Q4 non-GAAP diluted EPS were $0.24; GAAP EPS were $0.14

•	FY15 revenue of $542.1 million ($553.4 million in constant currency), up 6.4% as reported, up 8.6% on a comparable, constant currency basis

•	FY15 non-GAAP diluted EPS were $0.87; GAAP EPS were $0.53

•	Merit generated $69.5 million in cash from operations for the year ended December 31, 2015, compared to $53.3 million for the year ended December 31, 2014

SOUTH JORDAN, UTAH- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used primarily in cardiology, radiology and endoscopy, today announced fourth quarter revenues of $138.4 million ($141.0 million in constant currency), an increase of 4.2% over reported revenues and 6.2% on a comparable, constant currency basis over $132.8 million for the quarter ended December 31, 2014. Fourth quarter non-GAAP earnings were $10.8 million, or $0.24 per share, down 4.4% compared to $11.3 million, or $0.26 per share, for the quarter ended December 31, 2014. As reported, net income for the quarter ended December 31, 2015 was $6.4 million or $0.14 per diluted share.

Revenues for the year ended December 31, 2015 were a record $542.1 million ($553.4 million in constant currency), an increase of 6.4% over reported revenues and 8.6% on a comparable, constant currency basis over $509.7 million for the year ended December 31, 2014. Merit's non-GAAP net income and diluted earnings per share for the year ended December 31, 2015 were a record $38.5 million, or $0.87 per share, an increase of 14.1% and 11.5%, respectively, compared to $33.8 million, or $0.78 per share, for the year ended December 31, 2014. GAAP net income for the year ended December 31, 2015 was $23.8 million, or $0.53 per diluted share, an increase of 3.6% and 0.0%, respectively, compared to $23.0 million or $0.53 per diluted share for the year ended December 31, 2014.

Revenues from Merit's core business grew 3.5% and 5.9% for the quarter and year ended December 31, 2015, respectively, compared to the corresponding periods of 2014.

For the quarter ended December 31, 2015, compared to the quarter ended December 31, 2014, Endotek sales increased 24%; stand-alone device sales rose 11%; catheter sales were up 6%; inflation device sales increased 2%; Malvern sales fell 1%; custom kit and tray sales declined 2%; and BioSphere sales decreased 4%.

For the year ended December 31, 2015, compared to the year ended December 31, 2014, Endotek sales were up 18%; catheter sales increased 11%; stand-alone device sales were up 8%; custom kit and tray sales increased 5%; BioSphere sales grew 3%; Malvern sales rose 3%; and inflation device sales rose 1%.

RECENT DEVELOPMENTS
Merit recently announced the receipt of regulatory approvals for four new products:

Merit's Centros® Dialysis Catheter has received CE Marking. The device has been available in the United States since 2014 and can now be marketed in European territories.

Merit also received CE Marking for HepaSphere™ Microspheres with irinotecan indication, which is expected to complement the doxorubicin indication.

In the United States, Merit received FDA approval for the Elation® Wireguided Balloon Dilation Catheter with biliary indication, which is expected to complement the company's esophageal indication.

Additionally, Merit’s Prelude SNAP™ Splittable Hydrophilic Sheath gained approval from the FDA and is expected to complement Merit’s existing uncoated sheath.

Management believes these four new approvals will considerably strengthen Merit’s product portfolio and that upon successful launch of these products, Merit will be able to achieve greater market penetration, which, in turn, is expected to drive top-line growth. Merit also boasts an encouraging product pipeline, which includes a safety centesis catheter, the PAL™ Planner and the 40 atm. BasixTouch™ Inflation Device.

"We are pleased we accomplished our forecasted top-line and non-GAAP results for the year," said Fred P. Lampropoulos, Merit's Chairman and Chief Executive Officer. “Not every aspect of our plan was on point, but we believe the important parameters were met and will propel us into year two of our three-year plan. Despite a slow second half of 2015, we hit our revenue expectation at the midpoint. We believe that transitioning to direct sales from distributors in Canada and Australia; the momentum of product introductions in the second half of 2015 such as our Elation™ balloon line, the Prelude SNAP™ splittable sheath, the AEROmini® tracheobronchial stent, and our global distribution agreement for the SwiftNINJA® steerable microcatheter; and new product introductions early this year, will accelerate our growth in 2016. We also believe that our introduction of the HeRO® Graft and the opportunities in vascular surgery will contribute to growth as well.”

MERIT NAMES NEW CHIEF LEGAL OFFICER
Management today announced that it has named Brian G. Lloyd Merit’s new Chief Legal Officer effective April 1, 2016. Lloyd has been a member of the business transactions group at Parr Brown Gee & Loveless for more than 20 years. His experience includes advising public and private companies, as well as investors, on corporate governance, securities regulation, mergers, acquisitions, and financing transactions, including public offering, private equity and venture capital transactions. He has represented a number of Utah’s leading publicly held companies, including Merit, counseling clients on financing transactions, corporate governance issues and regulatory matters. Lloyd has been recognized as one of the top corporate/mergers and acquisitions lawyers in Utah in the 2003-2015 editions of Chambers USA -America’s Leading Business Lawyers and has been honored by Best Lawyers in America from 2007-2016, including recognition in Utah as “Lawyer of the Year” in Corporate Compliance in 2015. He earned a B.A. from Brigham Young University and a J.D. from Columbia University.

2016 GUIDANCE
Based upon information currently available to Merit's management, Merit estimates that for the year ending December 31, 2016, absent non-recurring transactions, Merit's revenues will be in the range of $587-$597 million, an increase of approximately 8-10%, compared to revenues of $542.1 million for the year ended December 31, 2015. Also, based on information currently available to Merit's management, Merit estimates that, absent non-recurring transactions, Merit's GAAP earnings per share for 2016 will be in the range of $0.74-$0.80 and non-GAAP earnings per share will be in the range of $0.97-$1.03.

CONFERENCE CALL TODAY
Merit invites all interested parties to participate in its fourth quarter and year-end conference call (conference ID 42311430) today, February 22, 2016, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The telephone numbers to call are (domestic) 877-313-5341; and (international) 253-336-8671. A live webcast will also be available at merit.com.

BALANCE SHEET
(In thousands)

	December 31, 2015 (Unaudited)	December 31, 2014

ASSETS
Current Assets
Cash and cash equivalents	$4,177	$7,355
Trade receivables, net	70,292	72,717
Employee receivables	217	173
Other receivables	6,799	7,507
Inventories	105,999	91,773
Prepaid expenses	5,634	5,012
Prepaid income taxes	2,955	1,273
Deferred income tax assets	7,025	6,375
Income tax refunds receivable	905	155
Total Current Assets	204,003	192,340

Property and equipment, net	267,778	244,171
Other intangibles, net	109,354	110,308
Goodwill	184,472	184,464
Deferred income tax assets		9
Other assets	13,121	15,873
Total Assets	$778,728	$747,165

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	37,977	29,810
Accrued expenses	37,846	33,826
Current portion of long-term debt	10,000	10,000
Advances from employees	589	381
Income taxes payable	1,498	1,413
Total Current Liabilities	87,910	75,430

Deferred income tax liabilities	10,985	6,385
Liabilities related to unrecognized tax benefits	768	1,353
Deferred compensation payable	8,500	8,635
Deferred credits	2,721	2,891
Long-term debt	197,593	214,490
Other long-term obligation	4,148	2,722
Total Liabilities	312,625	311,906

Stockholders' Equity
Common stock	197,826	187,709
Retained earnings	273,764	249,962
Accumulated other comprehensive income	(5,487)	(2,412)
Total stockholders' equity	466,103	435,259
Total Liabilities and Stockholders' Equity	$778,728	$747,165

INCOME STATEMENT
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

SALES	$138,404	$132,780	$542,149	$509,689

COST OF SALES	78,097	72,646	306,368	284,467

GROSS PROFIT	60,307	60,134	235,781	225,222

OPERATING EXPENSES
Selling, general and administrative	40,941	36,212	156,348	147,894
Research and development	11,421	9,523	40,810	36,632
Intangible asset impairment charge				1,102
Contingent consideration benefit	(105)	182	80	(572)
Acquired in-process research and development			1,000
Total	52,257	45,917	198,238	185,056

INCOME FROM OPERATIONS	8,050	14,217	37,543	40,166

OTHER INCOME (EXPENSE)
Interest income	62	30	272	217
Interest (expense)	(1,453)	(1,862)	(6,229)	(8,829)
Other income (expense)	(105)	(34)	(386)	18
Total other income (expense) - net	(1,496)	(1,866)	(6,343)	(8,594)

INCOME BEFORE INCOME TAX EXPENSE	6,554	12,351	31,200	31,572

INCOME TAX EXPENSE	145	3,680	7,398	8,598

NET INCOME	$6,409	$8,671	$23,802	$22,974

EARNINGS PER SHARE-
Basic	$0.14	$0.20	$0.54	$0.53

Diluted	$0.14	$0.20	$0.53	$0.53

AVERAGE COMMON SHARES-
Basic	44,216	43,411	44,036	43,143

Diluted	44,642	43,690	44,511	43,409

Although Merit's financial statements are prepared in accordance with accounting principles which are generally accepted in the United States of America (“GAAP”), Merit's management believes that certain non-GAAP financial measures provide investors with useful information regarding the underlying business trends and performance of Merit's ongoing operations and can be useful for period-over-period comparisons of such operations. The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the three- and twelve-month periods ended December 31, 2015 and 2014. Readers should consider these non-GAAP measures in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect Merit's net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. The non-GAAP income adjustments referenced in the subsequent table do not reflect stock-based compensation expense of approximately $600,000 and $455,000 for the three-month periods ended December 31, 2015 and 2014, respectively, and stock-based compensation of approximately $2.2 million and $1.5 million for the years ended December 31, 2015 and 2014, respectively. The constant currency revenue adjustments of $2.6 million and $11.3 million for the three- and twelve-month periods ended December 31, 2015, respectively, were calculated using the average foreign exchange rates for 2014.

NON-GAAP FINANCIAL STATEMENTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP ADJUSTMENTS
GAAP net income	$6,409	$8,671	$23,802	$22,974

Acquisition costs	1,841	9	2,305	98
Severance	1,217		2,934	149
Termination Fee (a)			800
Long-term asset impairment charges (b)	42	(27)	141	690
Intangible asset impairment charge (c)				1,102
Long-term debt issuance charges	246	248	987	989
Acquired in-process research and development			1,000
Amortization of intangible assets
Cost of sales	2,857	2,785	11,255	11,096
SG&A expense	910	991	3,563	3,842
FV adjustment to contingent consideration (d)	(105)	182	80	(572)
Income tax effect of reconciling items (e)	(2,649)	(1,592)	(8,346)	(6,610)

Non-GAAP net income	$10,768	$11,267	$38,521	$33,758

Non-GAAP net income per share	$0.24	$0.26	$0.87	$0.78

Diluted shares used to compute Non-GAAP net income per share	44,642	43,690	44,511	43,409
(a)    Costs associated with the termination of our agreement with a third-party contract manufacturer in Tijuana, Mexico.
(b)    Represents abandoned patents and some property and equipment.
(c)    Represents impairment charges of certain intangible assets.
(d)    Represents changes in the fair value of contingent consideration liabilities for recent acquisitions.
(e)    Tax effect of the non-GAAP adjustments.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional and diagnostic procedures, particularly in cardiology, radiology and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 200 individuals. Merit employs approximately 3,850 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; and Melbourne, Australia.

Statements contained in this release which are not purely historical, including, without limitation, statements regarding our future performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in our Annual Report on Form 10-K for the year ended December 31, 2014. Such risks and uncertainties include risks relating to our potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through recent, proposed or future acquisitions; costs and expenses associated with our pursuit of a strategic plan to grow through acquisitions; product recalls and product liability claims; potential restrictions on our liquidity or our ability to operate our business by our current credit agreement, and the consequences of any default under that agreement; possible infringement of our technology or the assertion that our technology infringes the rights of other parties; the potential imposition of fines, penalties, or other adverse consequences if our employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; expenditures relating to research, development, testing and regulatory approval or clearance of our products and the risk that such products may not be developed successfully or approved for commercial use; greater governmental scrutiny and regulation of the medical device industry; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; laws targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in, or our failure to comply with, governing regulations; availability and pricing of commodity components; negative changes in economic and industry conditions in the United States and other countries; termination, modification or interruption of our relationships with our suppliers, or failure of such suppliers to perform; fluctuations in Euro and GBP exchange rates; our need to generate sufficient cash flow to fund our debt obligations, capital expenditures, and ongoing operations; concentration of our revenues among a few products and procedures; development of new products and technology that could render our existing products obsolete; market acceptance of new products; volatility in the market price of our common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in health care markets related to health care reform initiatives; failures to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; uncertainties associated with potential healthcare policy changes which may have a material adverse effect on Merit; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; fluctuations in and obsolescence of inventory; and other factors referred to in our Annual Report on Form 10-K for the year ended December 31, 2014, and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates.

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